Exhibit 99.1

COMBINED FINANCIAL STATEMENTS

AT&T Connecticut Wireline Operations

(A Business Unit of AT&T Inc.)

Years Ended December 31, 2013, 2012, and 2011

With Report of Independent Auditors

AT&T Connecticut Wireline Operations

(A Business Unit of AT&T Inc.)

Combined Financial Statements

Years Ended December 31, 2013, 2012, and 2011

Contents

Report of Independent Auditors	1

Combined Financial Statements

Combined Statements of Income	3
Combined Balance Sheets	4
Combined Statements of Cash Flows	5
Combined Statements of Changes in Parent’s Equity	6
Notes to Combined Financial Statements	7

Report of Independent Auditors

The Board of Directors

AT&T Inc.

We have audited the accompanying combined financial statements of AT&T Connecticut Wireline Operations (comprising the businesses described in Note 1), which comprise the combined balance sheets as of December 31, 2013 and 2012, and the related combined statements of income, changes in parent’s equity, and cash flows for each of the three years ended December 31, 2013, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of AT&T Connecticut Wireline Operations at December 31, 2013 and 2012, and the combined results of its operations and its cash flows for each of the three years ended December 31, 2013, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

San Antonio, Texas

April 3, 2014

AT&T Connecticut Wireline Operations

(A Business Unit of AT&T Inc.)

Combined Statements of Income

(In Thousands)

	Year Ended December 31
	2013	2012	2011
Operating revenues (including revenue from affiliates of $276,825, $255,422, and $260,641 in 2013, 2012, and 2011):
Voice	$463,252	$516,227	$571,059
Data	806,474	748,161	710,031
Other	123,812	114,253	114,883

Total operating revenues	1,393,538	1,378,641	1,395,973
Operating expenses:
Cost of services and sales (including costs charged by affiliates of $219,843, $188,366, and $207,335 in 2013, 2012, and 2011, respectively)	516,802	586,808	612,068
Selling, general and administrative	332,508	589,826	539,739
Depreciation and amortization	166,200	187,008	208,717

Total operating expenses	1,015,510	1,363,642	1,360,524

Operating income	378,028	14,999	35,449

Other income (expense):
Interest expense	(439)	(52)	(2,623)
Other income, net	965	1,162	1,713

Total other income (expense)	526	1,110	(910)

Income before income taxes	378,554	16,109	34,539

Income tax expense (benefit)	140,918	(494)	15,750

Net income	$237,636	$16,603	$18,789

The accompanying notes are an integral part of these combined financial statements.

AT&T Connecticut Wireline Operations

(A Business Unit of AT&T Inc.)

Combined Balance Sheets

(In Thousands)

	December 31
	2013	2012
Assets
Current assets:
Accounts receivable, net of allowance for uncollectibles of $5,425 and $6,165	$118,592	$115,533
Accounts receivable from affiliates	37,035	67,610
Current deferred income taxes	29,254	22,323
Other current assets	5,120	4,544

Total current assets	190,001	210,010

Net property, plant, and equipment	1,318,568	1,354,400

Other assets:
Noncurrent deferred income taxes	18,525	—
Other assets	18,121	16,300

Total other assets	36,646	16,300

Total assets	$1,545,215	$1,580,710

Liabilities and parent’s equity
Current liabilities:
Accounts payable to affiliates	$143,869	$201,319
Accounts payable and accrued expenses	37,536	39,086
Advance billings and customer deposits	36,274	34,913
Accrued compensated absences	7,527	15,800
Other current liabilities	6,172	7,300

Total current liabilities	231,378	298,418

Deferred credits and other noncurrent liabilities:
Noncurrent deferred income taxes	—	584
Noncurrent unrecognized tax benefits	66,138	89,800
Unamortized investment tax credits	2,897	3,200
Other noncurrent liabilities and deferred credits	22,021	17,896

Total deferred credits and other noncurrent liabilities	91,056	111,480

Commitments and contingencies

Parent’s equity	1,222,781	1,170,812

Total liabilities and parent’s equity	$1,545,215	$1,580,710

The accompanying notes are an integral part of these combined financial statements.

AT&T Connecticut Wireline Operations

(A Business Unit of AT&T Inc.)

Combined Statements of Cash Flows

(In Thousands)

	Year Ended December 31
	2013	2012	2011
Operating activities
Net income	$237,636	$16,603	$18,789
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	166,200	187,008	208,717
Provision for uncollectible accounts	5,550	8,892	9,499
Pension (gain) costs funded by parent	(113,405)	189,361	146,242
Deferred income taxes	11,635	(43,513)	55,237
Changes in operating assets and liabilities:
Accounts receivable	(8,609)	(9,084)	12,027
Accounts receivable from affiliates	30,575	(13,744)	48,494
Other current assets	(576)	1,287	(178)
Accounts payable to affiliates	(95,125)	(7,417)	2,166
Accounts payable and accrued expenses	(9,590)	2,916	(114,444)
Other, net	(21,413)	13,903	(16,932)

Net cash provided by operating activities	202,878	346,212	369,617

Investing activities
Construction and capital expenditures	(146,842)	(126,050)	(194,345)
Proceeds from sales of assets to affiliates	16,226	14,462	11,292

Net cash used in investing activities	(130,616)	(111,588)	(183,053)

Financing activities
Contribution from (distribution to) parent, net	(72,262)	(234,624)	(186,564)

Net cash used in financing activities	(72,262)	(234,624)	(186,564)

Net change in cash and cash equivalents
Cash and cash equivalents, beginning of year	—	—	—

Cash and cash equivalents, end of year	$—	$—	$—

Cash paid during the year ended:
Income tax	$98,804	$44,977	$20,026

Interest	$1,127	$117	$3,070

The accompanying notes are an integral part of these combined financial statements.

AT&T Connecticut Wireline Operations

(A Business Unit of AT&T Inc.)

Combined Statements of Changes in Parent’s Equity

(In Thousands)

	Year Ended December 31
	2013	2012	2011

Balance at beginning of the year	$1,170,812	$1,199,472	$1,221,005
Net income	237,636	16,603	18,789
Pension costs (gains) funded by parent	(113,405)	189,361	146,242
Other contribution from (distribution to) parent, net	(72,262)	(234,624)	(186,564)

Balance at end of year	$1,222,781	$1,170,812	$1,199,472

The accompanying notes are an integral part of these combined financial statements.

AT&T Connecticut Wireline Operations

(A Business Unit of AT&T Inc.)

Notes to Combined Financial Statements

December 31, 2013

1. Business and Basis of Presentation

AT&T Connecticut Wireline Operations (the Business) comprises the combined operations of The Southern New England Telephone Company (SNET); SNET America, Inc.; and Direct Broadcast Satellite. Both SNET and SNET America, Inc. are wholly owned subsidiaries of AT&T Inc. (AT&T) and comprise AT&T’s wireline operations business unit in Connecticut. The Business provides telecommunications services in Connecticut, including local telephone, long distance, data, and video services.

On December 16, 2013, AT&T announced entry into a stock purchase agreement with Frontier Communications Corporation, a Delaware corporation (Frontier Communications), to sell the Business for $2.0 billion in cash through the purchase of all the outstanding shares in AT&T’s wholly owned subsidiaries SNET and SNET America, Inc. The transaction is subject to review by the U.S. Department of Justice, the Federal Communications Commission, and the Connecticut Public Utilities Regulatory Authority and other state regulatory authorities. It is expected that the transaction contemplated by the stock purchase agreement will close in the second half of 2014, subject to customary closing conditions.

Basis of Presentation

The combined financial statements have been prepared on a carve-out basis in accordance with U.S. generally accepted accounting principles (U.S. GAAP) and reflect the historical financial position, results of operations, and cash flows of the Business for the periods presented. The historical financial statements reflect the amounts from the Business’ combined financial statements, and the amounts that have been carved out from AT&T’s consolidated financial statements. They reflect assumptions and allocations made by AT&T to separate the Business on a stand-alone basis. As a result, the combined financial statements may not be indicative of the financial position, results of operations, and cash flows that would have been presented if the Business had been a stand-alone entity. Therefore, the historical financial information is not necessarily indicative of what the results of operations, financial position, and cash flows will be in the future.

The historical combined financial statements were prepared using AT&T’s historical basis in the assets and liabilities of the Business, and its historical combined financial statements include all revenue, costs, assets, and liabilities directly attributable to the Business. Historically, AT&T provided certain corporate services to the Business and costs associated with these functions have been allocated to the Business. See Note 8, “Related-Party Transactions.” Management

AT&T Connecticut Wireline Operations

(A Business Unit of AT&T Inc.)

Notes to Combined Financial Statements (continued)

1. Business and Basis of Presentation (continued)

believes these expenses have been allocated using reasonable allocation methodologies to the services provided, primarily based on relative percentage of total net sales, relative percentage of headcount, or specific identification.

The allocations may not reflect the expense the Business would have incurred as a stand-alone company for the periods presented. Actual costs that may have been incurred if the Business had been a stand-alone company would depend on a number of factors, including the chosen organizational structure, what functions were outsourced or performed by employees, and strategic decisions made in certain areas.

The total parent’s equity represents AT&T’s interest in the Business’ recorded net assets.

2. Summary of Significant Accounting Policies

Principles of Combination

All significant intercompany transactions within the Business have been eliminated. All significant transactions between the Business and AT&T and its subsidiaries are included in the combined financial statements.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes, including estimates of probable losses and expenses. Actual results could differ from those estimates.

Comprehensive Income

Comprehensive income is the same as net income for all periods presented.

Operating Segments

The Business operates in one segment.

AT&T Connecticut Wireline Operations

(A Business Unit of AT&T Inc.)

Notes to Combined Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Income Taxes

The Business is included in AT&T’s consolidated federal income tax return. Federal income taxes are provided for in accordance with the provisions of the Tax Allocation Agreement (the Agreement) between the Business and AT&T. In general, the Business’ income tax provision under the Agreement utilizes a method that allocates current and deferred taxes to the Business assuming the financial consequences of income, deductions and credits which could be utilized on a separate return basis or in consolidation with AT&T and are assured of realization. Ultimate realization of these items will be through settlement with AT&T following their inclusion in the consolidated tax return. The Business provides deferred income taxes for temporary differences between computed tax basis in assets and liabilities and the carrying amounts of assets and liabilities. The tax basis of assets and liabilities are based on amounts that meet the recognition threshold and are measured pursuant to the enacted tax rates the Business expects will be in effect when the Business actually pays or recovers taxes. Deferred income tax assets represent amounts available to reduce income taxes the Business will pay on taxable income in future years; however, in some cases these deferred tax benefits would remain with the AT&T consolidated group and its existing members upon any member’s departure.

Investment tax credits earned prior to their repeal by the Tax Reform Act of 1986 are amortized as reductions in income tax expense over the lives of the assets that gave rise to the credits.

The Business reports, on a net basis, taxes imposed by governmental authorities on revenue-producing transactions between the Business and its customers in the combined statements of income.

Revenue Recognition

Revenues derived from local telephone, long distance, data, and video services are recognized when services are provided. This is based upon either usage (e.g., minutes of traffic/bytes of data processed), period of time (e.g., monthly service fees), or other established fee schedules. The Business’ revenues are either billed in advance or arrears.

Revenues and associated expenses related to nonrefundable, up-front wireline service activation fees are deferred and recognized over the average customer life of three or four years depending on the product sold. Expenses, when exceeding revenue, are only deferred to the extent of revenue.

AT&T Connecticut Wireline Operations

(A Business Unit of AT&T Inc.)

Notes to Combined Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

For contracts that involve the bundling of services, revenue is allocated to the services based on their relative selling price, subject to the requirement that revenue recognized is limited to the amounts already received from the customer that are not contingent upon the delivery of additional products or services to the customer in the future.

Accounts Receivable and Allowance for Uncollectible Accounts

Accounts receivable consist primarily of trade accounts receivable from customers and are generally unsecured and have monthly payment terms. The Business’ bad debt allowance is estimated primarily based on an analysis of history and future expectations of the Business’ retail and wholesale customers. For retail customers, estimates are based on the Business’ actual historical write-offs, net of recoveries, and the aging of accounts receivable balances. Management’s assumptions are reviewed at least quarterly, and adjustments are made to the bad debt allowance as appropriate. For wholesale customers, the Business uses a statistical model based on the aging of accounts receivable balances. The risk categories, risk percentages, and reserve balance assumptions built into the model are reviewed monthly, and the bad debt allowance is adjusted accordingly.

Property, Plant, and Equipment

Property, plant, and equipment are stated at cost. The cost of additions and substantial improvements to property, plant, and equipment is capitalized. The cost of maintenance and repairs of property, plant, and equipment is charged to operating expenses as incurred. Property, plant, and equipment are depreciated using straight-line methods over their estimated economic lives. Management follows composite group depreciation methodology for assets other than buildings and software; accordingly, when a portion of the Business’ depreciable property, plant, and equipment is retired in the ordinary course of business, the gross book value is reclassified to accumulated depreciation, and no gain or loss is recognized on the asset’s disposition.

AT&T Connecticut Wireline Operations

(A Business Unit of AT&T Inc.)

Notes to Combined Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Property, plant, and equipment are reviewed for recoverability whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss shall be recognized only if the carrying amount of a long-lived asset is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset.

Software Costs

It is the Business’ policy to capitalize certain costs incurred in connection with developing or obtaining internal-use software. Capitalized software costs are included in property, plant, and equipment and are primarily amortized over three years. In addition, there is certain network software that allows the equipment to provide the features and functions unique to the Business network, which management includes in the cost of equipment categories for financial reporting purposes. Software costs that do not meet capitalization criteria are expensed immediately.

Advertising Costs

Advertising costs for advertising products and services or promoting the Business’ corporate image are expensed as incurred. For the years ended December 31, 2013, 2012, and 2011, advertising expense was $20.9 million, $15.3 million, and $15.2 million, respectively.

Employee Separations

The Business established obligations for expected termination benefits provided under existing plans to former or inactive employees after employment but before retirement. The Business had severance accruals of $4.0 million and $0 million at December 31, 2013 and 2012, respectively.

Materials and Supplies

New and reusable materials are carried principally at average original cost, except that specific cost is used in the case of large individual items. Non-reusable materials are carried at estimated salvage value.

AT&T Connecticut Wireline Operations

(A Business Unit of AT&T Inc.)

Notes to Combined Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Concentration of Credit Risk

Financial instruments that potentially subject the Business to concentrations of credit risk consist primarily of trade receivables. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers in the Business’ customer base.

Recent Accounting Pronouncements

In July 2013, the FASB issued a clarification regarding the presentation of an unrecognized tax benefit related to a net operating loss carryforward, a similar tax loss, or a tax credit carryforward. Under this new standard, the liability related to an unrecognized tax benefit, or a portion thereof, should be presented in the financial statements as a reduction to a deferred tax asset if available under the tax law of the applicable jurisdiction to settle any additional income taxes that would result from the disallowance of a tax position. Otherwise, the unrecognized tax benefit should be presented in the financial statements as a separate liability. The assessment is based on the unrecognized tax benefit and deferred tax asset that exist at the reporting date. For nonpublic entities, the amendments in this update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. Early adoption is permitted. The Business has completed the study of what effect this guidance will have on its financial position and results of operations and has determined that the adoption will not have a material effect on the combined financial statements.

AT&T Connecticut Wireline Operations

(A Business Unit of AT&T Inc.)

Notes to Combined Financial Statements (continued)

3. Property, Plant, and Equipment

Property, plant, and equipment are summarized as follows at December 31:

	Lives (Years)	2013	2012
		(In Thousands)

Land	—	$14,876	$14,950
Buildings	35–45	534,999	538,533
Central office equipment	3–10	2,665,011	2,642,072
Cable, wiring, and conduit	10–50	2,590,898	2,630,583
Other equipment	5–15	290,455	280,690
Software	3	5,059	4,555
Plant under construction	—	6,749	7,254

		6,108,047	6,118,637
Accumulated depreciation and amortization		(4,789,479)	(4,764,237)

Net property, plant, and equipment		$1,318,568	$1,354,400

Depreciation expense was $164.6 million in 2013, $184.7 million in 2012 and $202.5 million in 2011. Amortization expense was $1.6 million in 2013, $2.3 million in 2012 and $6.2 million in 2011.

Certain facilities and equipment used in operations are leased under operating leases. Rental expense under operating leases, excluding intercompany leases, were $6.4 million for 2013, $5.9 million for 2012, and $7.6 million for 2011. At December 31, 2013, the future minimum rental payments under noncancelable operating leases, excluding intercompany leases, for the years 2014 through 2018 were $2.3 million, $1.2 million, $0.9 million, $0.3 million, and $0.06 million, respectively, with $0.05 million due thereafter. Certain real estate operating leases contain renewal options that may be exercised.

AT&T Connecticut Wireline Operations

(A Business Unit of AT&T Inc.)

Notes to Combined Financial Statements (continued)

4. Income Taxes

A reconciliation of the change in the Business’ unrecognized tax benefits balance from January 1 to December 31 for 2013 and 2012, is as follows:

	2013	2012
	(In Thousands)

Balance at beginning of year	$56,745	$42,761
Increases for tax positions related to current year	3,174	844
Increases for tax positions related to prior years	11,066	22,961
Decreases for tax positions related to prior years	(11,114)	(9,821)
Settlements	(16,770)	—

Balance at end of year	$43,101	$56,745

The Business records interest and penalties related to federal and state unrecognized tax benefits in income tax expense. Accrued interest included in unrecognized tax benefits was $23.0 million and $33.1 million as of December 31, 2013 and 2012, respectively. The net interest and penalty expense (benefit) recorded in income tax expense (benefit) included in the combined statements of income was $1.3 million for 2013, $9.8 million for 2012, and $(0.2) million for 2011.

The Business’ unrecognized tax benefits balance, which included interest at December 31, 2013 and 2012, was $66.1 million and $89.8 million, respectively. The amount of unrecognized tax benefits included in the reconciliation at December 31, 2013 and 2012, that, if recognized, would affect the effective tax rate was $16.3 million and $15.5 million, respectively.

The Business files income tax returns in the U.S. federal jurisdiction and various state and local jurisdictions. The income tax returns are regularly audited and reviewed by the Internal Revenue Service (IRS) as well as by state and local taxing authorities. All audit periods prior to 2003 are closed for federal purposes. The IRS has completed field examinations of the Business’ tax returns through 2008. AT&T is engaged with the IRS Appeals Division in resolving issues related to the Business 2003–2008 returns. At this time, management is not able to determine the impact the resolution may have on the Business’ unrecognized tax benefits.

AT&T Connecticut Wireline Operations

(A Business Unit of AT&T Inc.)

Notes to Combined Financial Statements (continued)

4. Income Taxes (continued)

Significant components of the Business’ net deferred tax assets (liabilities) are as follows at December 31:

	2013	2012
	(In Thousands)

Depreciation and amortization	$(367,250)	$(395,465)
Employee benefits	398,439	429,020
State tax credit carryforwards	—	9,700
Valuation allowances	—	(9,700)
Other, net	16,590	(11,816)

Net deferred income tax assets	$47,779	$21,739

Net current deferred tax assets	$29,254	$22,323
Net noncurrent deferred tax assets	18,525	(584)

Net deferred income tax assets	$47,779	$21,739

The components of income tax expense (benefit) are as follows for the years ended December 31:

	2013	2012	2011
	(In Thousands)
Federal
Current	$117,350	$35,059	$(39,499)
Deferred	8,999	(30,742)	47,628

Total federal	126,349	4,317	8,129

State
Current	11,933	7,960	12
Deferred	2,636	(12,771)	7,609

Total state	14,569	(4,811)	7,621

Total income tax expense (benefit)	$140,918	$(494)	$15,750

AT&T Connecticut Wireline Operations

(A Business Unit of AT&T Inc.)

Notes to Combined Financial Statements (continued)

4. Income Taxes (continued)

Income taxes paid to AT&T for the years ended December 31, 2013, 2012, and 2011, were $98.8 million, $45.0 million, and $20.0 million, respectively. Tax-related balances due from AT&T for the years ended December 31, 2013 and 2012, were $11.9 million and $39.4 million.

A reconciliation of income tax expense (benefit) and the amount computed by applying the statutory federal income tax rate (35%) to income before income taxes is as follows for the years ended December 31:

	2013	2012	2011
	(In Thousands)
Taxes computed at federal statutory rate	$132,494	$5,638	$12,089
Increases (decreases) in taxes resulting from the following:
State income taxes – net of federal tax effect	9,470	(3,127)	4,954
Interest on unrecognized tax benefits	2,199	5,052	—
Employee stock option plan dividends	(3,756)	(7,999)	—
Other – net	511	(58)	(1,293)

Total	$140,918	$(494)	$15,750

Effective tax rate	37%	(3)%	46%

5. Pension and Postretirement Benefits

AT&T sponsors numerous employee benefit plans, which substantially all employees of the Business participated in as discussed below.

Pension Benefits and Postretirement Benefits

Substantially all employees of the Business are covered by one of AT&T’s noncontributory pension and death benefit plans. Additionally, AT&T provides certain medical, dental, and life insurance benefits to certain of the Business’ retired employees under various plans. The Business’ participation in AT&T’s defined pension and postretirement benefit plans is accounted for as a multi-employer plan in the Business’ combined financial statements, in accordance with ASC 715-30, Defined Benefit Plans – Pension and ASC 715-60, Defined Benefit Plans – Other

AT&T Connecticut Wireline Operations

(A Business Unit of AT&T Inc.)

Notes to Combined Financial Statements (continued)

5. Pension and Postretirement Benefits (continued)

Postretirement. ASC 715, Compensation – Retirement Benefits, provides that an employer that participates in a multi-employer defined benefit plan is not required to report a liability beyond the contributions currently due and unpaid to the plan. Therefore, no assets or liabilities related to these plans have been included in the combined balance sheets. Costs associated with these plans and benefits are allocated by AT&T to their participating subsidiaries, including the Business, based on each subsidiary’s proportionate share of the overall cost of the plans and benefits. Allocated (gains) costs of these plans and benefits included in the combined statements of income were $(113.4) million, $189.4 million, and $146.2 million in 2013, 2012, and 2011, respectively.

Contributory Savings Plans

Substantially all employees are eligible to participate in contributory savings plans sponsored by AT&T. Under the savings plans, AT&T matches a stated percentage of eligible employee contributions, subject to a specified ceiling that is charged to the Business. The allocated amounts related to these savings plans were $8.3 million, $8.5 million, and $8.5 million in 2013, 2012, and 2011, respectively.

6. Commitments and Contingencies

In addition to issues specifically discussed elsewhere, the Business is party to numerous lawsuits, regulatory proceedings, and other matters arising in the ordinary course of business. In management’s opinion, although the outcomes of these proceedings are uncertain, they should not have a material adverse effect on the Business’ financial position, results of operations, or cash flows.

7. Additional Financial Information

No nonaffiliated customers accounted for more than 10% of revenues in 2013.

Approximately 85% of the Business’ employees are represented by the Communications Workers of America (CWA) as of December 31, 2013. In May 2013 a new, four-year collective bargaining agreement was reached with the CWA that expires in April 2016.

AT&T Connecticut Wireline Operations

(A Business Unit of AT&T Inc.)

Notes to Combined Financial Statements (continued)

8. Related-Party Transactions

The Business provides telecommunications services, including local and access services to AT&T and its subsidiaries, as well as non-telecommunications services such as customer service. These services are recorded either as revenues or as a reduction of the cost incurred to provide such services, as appropriate. These revenues from affiliates totaled $276.8 million, $255.4 million and $260.6 million in 2013, 2012 and 2011, respectively. In addition, AT&T and its subsidiaries provide the Business with direct and indirect services which it records as expenses. These costs totaled $483.3 million, $454.3 million and $460.6 million, during 2013, 2012 and 2011 respectively.

These affiliate costs relate to allocated functions including information technology, finance and accounting, human resources, network support, advertising and marketing, and other services which are allocated to the Business. The total amounts of allocated costs were $393.4 million, $366.1 million and $357.3 million for the years ended December 31, 2013, 2012 and 2011, respectively. Affiliate costs also include $44.6 million, $44.4 million and $44.0 million of royalty expense in 2013, 2012 and 2011, respectively, for the use of trademarks owned by AT&T affiliates (intercompany royalties), and $4.2 million, $3.8 million and $5.2 million of intercompany lease payments related to buildings and equipment in 2013, 2012 and 2011, respectively.

Allocated affiliate costs include overhead costs related to the support functions as well as costs associated with office facilities, corporate insurance coverage and medical, pension, post retirement and other health plan costs for employees participating in the AT&T sponsored plans. These costs are allocated to the Business based on several factors, including number of employees, marketing costs, and a composite based on our proportionate share of certain direct and allocated charges. In the opinion of management, the expense and cost allocations have been determined on a basis considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Business during the years presented.

The amounts that would have been or will be incurred on a stand-alone basis could differ from the amounts allocated due to economies of scale, differences in management judgment, staffing levels or other factors. Certain costs at AT&T deemed to be redundant to the operations of the Business have not been allocated to these financial statements. All affiliate charges have been deemed to have been incurred and settled by the Business in the year in which the costs were recorded.

AT&T Connecticut Wireline Operations

(A Business Unit of AT&T Inc.)

Notes to Combined Financial Statements (continued)

8. Related-Party Transactions (continued)

The Business participates in AT&T’s pool of funds for borrowing and investing that are reflected as contributions from or distributions to the parent in the combined financial statements. Accordingly, the Business receives or pays interest at AT&T’s prescribed rates (0.29%, 0.26%, and 0.29% at December 31, 2013, 2012, and 2011, respectively).

9. Subsequent Events

Management has evaluated subsequent events after the balance sheet date of December 31, 2013, through April 3, 2014, which is the date the combined financial statements were available to be issued.